UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

March 18, 2013

Date of Report (Date of earliest event reported)

SILVER SPRING NETWORKS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-35828	43-1966972
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

555 Broadway Street, Redwood City, CA		94063
(Address of principal executive offices)		(Zip Code)

(650) 839-4000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Unregistered Sales of Equity Securities.

On March 18, 2013, Silver Spring Networks, Inc. (the “Company”) sold and issued 705,881 shares of its common stock (the “Shares”) at a price of $17.00 per share (equal to the price of shares sold to the public in the Company’s initial public offering (the “IPO”)) in a private placement (the “Private Placement”) for aggregate gross proceeds of $12.0 million pursuant to a Common Stock Purchase Agreement among the Company and affiliates of Foundation Capital (each, an “Investor”), dated September 19, 2012. The Private Placement closed concurrently with the closing of the IPO. The sale and issuance of the Shares were made in reliance on Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 of Regulation D promulgated thereunder. Each of the Investors made standard representations and warranties in connection with the Private Placement, including that (a) it is an “accredited investor,” as defined under Rule 501 of Regulation D promulgated under the Securities Act, and (b) the Shares were acquired for investment for Investor’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part of the Shares. The Shares are subject to lock-up agreements that each of the Investors entered into with the underwriters for the IPO restricting their sale for 180 days after March 12, 2013 (the date of the Company’s final prospectus for the IPO).

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description of Exhibit	Incorporated by Reference
		Form	File No.	Exhibit	Filing Date

99.01	Common Stock Purchase Agreement, dated September 19, 2012, between the Company and affiliates of Foundation Capital.	S-1	333-175393	10.19	11/30/2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SILVER SPRING NETWORKS, INC.

Date: March 18, 2013	By:	/s/ John R. Joyce
	Name:	John R. Joyce
	Title:	Vice Chairman and Chief Financial Officer

Exhibit List

Exhibit Number	Description of Exhibit	Incorporated by Reference
		Form	File No.	Exhibit	Filing Date

99.01	Common Stock Purchase Agreement, dated September 19, 2012, between the Company and affiliates of Foundation Capital.	S-1	333-175393	10.19	11/30/2012